SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2002

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

2-63273	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

One James Center, 901 East Cary Street, Richmond, VA 23219
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(804) 782-1400

ITEM 5.    OTHER EVENTS

On October 29, 2002, CSX Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Salomon Smith Barney Inc., as representative (the “Representative”) for the underwriters named therein (collectively, the “Underwriters”), for the public offering of $200,000,000 aggregate principal amount of the Company’s 4.875% Notes due 2009 (the “Notes”). The Notes will be issued pursuant to an indenture dated as of August 1, 1990 between the Company and JPMorgan Chase Bank, formerly The Chase Manhattan Bank, as trustee, as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997, a Third Supplemental Indenture dated as of April 22, 1998, and a Fourth Supplemental Indenture dated as of October 30, 2001, and an Action of Authorized Pricing Officers dated October 29, 2002. The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration No. 333-84016) which was declared effective March 20, 2002. On October 30, 2002, the Company filed with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Act, its Prospectus, dated March 20, 2002, and Prospectus Supplement, dated October 29, 2002, pertaining to the offering and sale of the Notes.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits required to be filed by Item 601 of Regulation S-K.

The following exhibits are filed as a part of this report.

1.1	Underwriting Agreement, dated October 29, 2002, among the Company and the Underwriters

4.1	Action of Authorized Pricing Officers dated October 29, 2002

4.2	Form of Note

5.1	Opinion of McGuireWoods LLP as to the validity of the Notes

12.1	Calculation of Ratio of Earnings to Fixed Charges

23.1	Consent of McGuireWoods LLP contained in the opinion filed as Exhibit 5.1

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CSX CORPORATION

By:	/s/ DAVID A. BOOR
David A. Boor Vice President and Treasurer

Date: October 30, 2002

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EXHIBIT LIST

Exhibit	Description

1.1	Underwriting Agreement, dated October 29, 2002, among the Company and the Underwriters

4.1	Action of Authorized Pricing Officers dated October 29, 2002

4.2	Form of Note

5.1	Opinion of McGuireWoods LLP as to the validity of the Notes

12.1	Calculation of Ratio of Earnings to Fixed Charges

23.1	Consent of McGuireWoods LLP contained in the opinion filed as Exhibit 5.1

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